Exhibit 99.1

Chelsea Therapeutics to Host Conference Call to Discuss Fourth Quarter and Full Year

2010 Results

Charlotte, NC, February 25, 2011 – Chelsea Therapeutics International, Ltd. (NASDAQ: CHTP) announced that it will release fourth quarter and full year 2010 results after the market closes on Wednesday, March 2, 2011. Chelsea management will host a conference call and live webcast to discuss these financial results and provide an update on each of its development programs that afternoon at 4:30 PM ET.

Interested investors may participate in the conference call by dialing 877-638-9567 (domestic) or 720-545-0009 (international). A replay will be available for one week following the call by dialing 800-642-1687 for domestic participants or 706-645-9291 for international participants and entering passcode 47922805 when prompted. Participants may also access both the live and archived webcast of the conference call on Chelsea’s web site at www.chelseatherapeutics.com.

About Chelsea Therapeutics

Chelsea Therapeutics is a biopharmaceutical development company that acquires and develops innovative products for the treatment of a variety of human diseases. Chelsea’s most advanced drug candidate, NORTHERA™ (droxidopa), is an orally active synthetic precursor of norepinephrine initially being developed for the treatment of neurogenic orthostatic hypotension. In addition to Droxidopa, Chelsea is also developing a portfolio of metabolically inert oral antifolate molecules engineered to have potent anti-inflammatory and anti-tumor activity to treat a range of immunological disorders, including two clinical stage product candidates: CH-1504 and CH-4051. Preclinical and clinical data suggest superior safety and tolerability, as well as increased potency versus methotrexate (MTX).

This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include our need to raise operating capital, our history of losses, risks and costs of drug development, risk of regulatory approvals, our reliance on our lead drug candidates Droxidopa and CH-4051, reliance on collaborations and licenses, intellectual property risks, competition, market acceptance for our products if any are approved for marketing and reliance on key personnel including specifically Dr. Pedder.

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Investors & Media:

Kathryn McNeil

Chelsea Therapeutics

718-788-2856

mcneil@chelseatherapeutics.com